                                 Exhibit 10.16
                                 -------------



                             ACQUISITION AGREEMENT

                                  BY AND AMONG

                            C.D. SMITH DRUG COMPANY,

                        G.D. HOLDINGS OF DELAWARE, INC.,

                           GIMBEL INVESTOR GROUP L.P.

                                      AND

                 CERTAIN PARTNERS OF GIMBEL INVESTOR GROUP L.P.

                               SEPTEMBER 11, 1997

                               TABLE OF CONTENTS


ARTICLE I
     PURCHASE AND SALE OF THE SHARES OR PARTNERSHIP INTERESTS................1
     Section 1.1  Purchase of the Shares or Partnership Interests............1
     Section 1.2  Purchase Price.............................................2
     Section 1.3  Payment of Purchase Price..................................2
     Section 1.4  Date, Time and Place of Closing............................3
     Section 1.5  Deliveries by the Partnership at Closing...................3
     Section 1.6  Deliveries by Buyer at Closing.............................3

ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF HOLDINGS,THE PARTNERSHIP
     AND THE PARTNERS........................................................3
     Section 2.1  Organization...............................................3
     Section 2.2  The Partnership............................................4
     Section 2.3  Capitalization.............................................4
     Section 2.4  Authority..................................................5
     Section 2.5  Consents and Approvals.....................................5
     Section 2.6  Financial Statements.......................................5
     Section 2.7  Absence of Certain Changes.................................6
     Section 2.8  No Undisclosed Liabilities.................................8
     Section 2.9  Title to Assets; Inventory................................10
     Section 2.10 [Reserved.................................................10
     Section 2.11 Benefit Plans; ERISA......................................10
     Section 2.12 Litigation................................................13
     Section 2.13 Compliance with Laws......................................14
     Section 2.14 Tax Returns...............................................14
     Section 2.15 Indebtedness..............................................15
     Section 2.16 Banks.....................................................15
     Section 2.17 Contracts.................................................15
     Section 2.18 Titles, Real Property Matters.............................16
     Section 2.19 Environmental Matters.....................................16
     Section 2.20 Broker's Fees.............................................17
     Section 2.21 Labor Matters.............................................17
     Section 2.22 Conflicts of Interest.....................................18
     Section 2.23 Patents, Trademarks, Miscellaneous Intellectual Property..18
     Section 2.24 Insurance Coverage........................................19
     Section 2.25 Customers.................................................19
     Section 2.26 Suppliers.................................................19
     Section 2.27 Accounts..................................................20
     Section 2.28 Full Disclosure...........................................20

     Section 2.29 Correct Records...........................................20

ARTICLE III
     COVENANTS OF HOLDINGS, THE PARTNERSHIP AND THE PARTNERS................20
     Section 3.1  Maintenance of Business...................................20
     Section 3.2  Negative Covenants........................................20
     Section 3.3  Organization, Goodwill....................................21
     Section 3.4  Access to Facilities, Files and Records...................21
     Section 3.5  Third Party Consents......................................22
     Section 3.6  Notice of Proceedings.....................................22
     Section 3.7  Delivery of Partner Lists.................................22
     Section 3.8  Confidentiality...........................................22
     Section 3.9  No Solicitation...........................................23
     Section 3.10 Adverse Events............................................23
     Section 3.11 Employees.................................................23
     Section 3.12 Estimate of Bonus Commitments, Etc........................24
     Section 3.13 Expenses..................................................24
     Section 3.14 Partnership Approval......................................24

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF BUYER................................25
     Section 4.1  Corporate Existence.......................................25
     Section 4.2  Corporate Power and Authority.............................25
     Section 4.3  Execution and Delivery Permitted..........................25
     Section 4.4  Binding Effect............................................25
     Section 4.5  Due Diligence.............................................26

ARTICLE V
     COVENANTS OF BUYER.....................................................26
     Section 5.1  Corporate Action..........................................26
     Section 5.2  Confidentiality...........................................26
     Section 5.3  Notice of Proceedings.....................................26
     Section 5.4  Adverse Events............................................26
     Section 5.5  Broker's Fees.............................................27
     Section 5.6  Existing Bonus Commitments, etc...........................27
     Section 5.7  Third Party Consents......................................27

ARTICLE VI
     CONDITIONS TO CLOSING..................................................27
     Section 6.1  Buyer Conditions to Closing...............................27
     Section 6.2  Holdings and Partnership Conditions to Closing............30

ARTICLE VII
     INDEMNIFICATION........................................................32
     Section 7.1  Indemnification by the Partnership and the Partners.......32
     Section 7.2  Indemnification by Buyer..................................33
     Section 7.3  Indemnification Procedure.................................33
     Section 7.4  Limitations on Indemnification............................33
     Section 7.5  Time to Assert Claims.....................................35

ARTICLE VIII
     MISCELLANEOUS..........................................................35
     Section 8.1  Survival..................................................35
     Section 8.2  Termination of Transactions...............................35
     Section 8.3  Effect of Termination or Abandonment......................36
     Section 8.4  Liabilities...............................................36
     Section 8.5  Assignment................................................37
     Section 8.6  Further Assurances........................................37
     Section 8.7  Notices...................................................37
     Section 8.8  Entire Agreement..........................................38
     Section 8.9  Rules of Construction.....................................39
     Section 8.10 Law Governing.............................................39
     Section 8.11 Waiver of Provisions......................................39
     Section 8.12 Successors................................................39
     Section 8.13 Counterparts..............................................40
     Section 8.14 Public Statements or Releases.............................40
     Section 8.15 Severability..............................................40
     Section 8.16 No Third Party Beneficiaries..............................40

LIST OF EXHIBITS AND SCHEDULES..............................................37

                             ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of the 11th day of September, 1997, by and among C.D. SMITH DRUG COMPANY, a Missouri corporation ("Buyer"), G.D. HOLDINGS OF DELAWARE, INC., a Delaware corporation ("Holdings"), GIMBEL INVESTOR GROUP L.P., an Illinois limited partnership (the "Partnership"), and the partners of the Partnership who have executed this Agreement (collectively, the "Partners").

     WHEREAS, the Partnership owns 1,000 shares (collectively, the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Holdings, which Shares in the aggregate represent all of the issued and outstanding shares of capital stock of Holdings;

     WHEREAS, Buyer desires to purchase, and the Partnership desires to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement; and

     WHEREAS, in the event that 100% of the partners of the Partnership execute counterparts of and become parties to this Agreement, the Partners shall have the right, but not the obligation, to sell all of the issued and outstanding partnership interests of the Partnership (the "Partnership Interests") to the Buyer for the consideration set forth below, in lieu of the Partnership selling the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
            PURCHASE AND SALE OF THE SHARES OR PARTNERSHIP INTERESTS

      SECTION 1.1   PURCHASE OF THE SHARES OR PARTNERSHIP INTERESTS.  Subject to
                    -----------------------------------------------
and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Partnership shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all adverse claims, security interests, liens, and encumbrances, and Buyer shall purchase, accept and acquire from the Partnership, all of the Shares (the "Share Purchase"); provided that if, prior to the Closing, all of the partners of the Partnership execute counterparts of and become parties to this Agreement, the Partnership shall have the right (but not the obligation) to sell the Partnership Interests to the Buyer, and, subject to and upon the terms and conditions of this Agreement, at the Closing, the Partners shall sell, transfer, assign, convey and deliver to Buyer and, if Buyer elects, an entity to be formed by Buyer ("Buyer Sub"), free and clear of all adverse claims, security interests, liens, and encumbrances, and Buyer and Buyer Sub shall purchase, accept and acquire from the Partners, all of the Partnership Interests in such proportions as Buyer and Buyer Sub shall elect (the "Partnership Purchase"); provided, however, that if the Partnership wishes to consummate the Partnership Purchase, it shall provide written notice of such election no later than the close of business on the date that is ten (10) days prior to the Closing Date (as defined below). Failure to provide such notice within such time period shall be deemed an election by the Partnership to consummate the Share Purchase rather than the Partnership Purchase. At the Closing, (a) in the event of the Share Purchase, the Partnership shall deliver to Buyer certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by the Partnership, and (b) in the event of the Partnership Purchase, the Partners shall deliver to Buyer and Buyer Sub instruments evidencing the assignments of the Partnership Interests duly executed by the Partners. In addition, at the Closing, in the event of the Share Purchase, the Partnership shall contribute, transfer and assign to Holdings, and Holdings shall receive, accept and assume for no additional consideration, the assets and liabilities of the Partnership listed on Schedule 1.1 attached hereto (the "Partnership's Related Assets and Liabilities"), and the Partnership and Holdings shall deliver to Buyer instruments evidencing the assignment to, and assumption by, Holdings of the Partnership's Related Assets and Liabilities.

     SECTION 1.2   PURCHASE PRICE.  The total purchase price for the Shares or
                   --------------
the Partnership Interests shall be $28,000,000 (the "Base Purchase Price"); plus if the Closing occurs after the later of thirty-five (35) days from (i) the date of execution of this Agreement or (ii) the date Buyer files its Premerger Notification and Report Form under the HSR Act (as defined below) for approval of the transactions contemplated hereunder, and such delay in the Closing is not attributable to (i) delay in obtaining any governmental consent or approval of the transactions contemplated hereunder, (ii) the failure of Holdings, the Partnership or the Partners to deliver any document, certificate or other item required to be delivered pursuant to Section 1.5 or 6.1 hereunder, or (iii) any claim, action or lawsuit against any of the parties hereto that would restrict or prohibit such party from consummating the transactions contemplated herein, an amount equal to $5,000 multiplied by the number of days from but not including such date to and including the Closing Date (the "Incremental Purchase Price," and, together with the Base Purchase Price, the "Purchase Price").

     SECTION 1.3   PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid
                   -------------------------
as follows:

          (a) In the event of the Share Purchase, at the Closing, Buyer shall deliver to the Partnership a One Day Promissory Note (the "One Day Note") in a form reasonably acceptable to Buyer and the Partnership (including an irrevocable letter of credit securing the One Day Note in form reasonably satisfactory to the parties, with all fees and expenses related to such letter of credit to be paid by the Partnership or, in the case of the Partnership Purchase, by the Partners), in the principal amount of $23,500,000 plus the Incremental Purchase Price (if any).

          (b) In the event of the Partnership Purchase, at the Closing, Buyer shall deliver to the Partners the sum of $23,500,000 plus the Incremental Purchase Price (if any) by wire transfer of immediately available funds to an account designated in writing by the Partnership at least three business days prior to Closing.

          (c) In any event, at the Closing, the Buyer shall deliver to a commercial bank or other financial institution mutually acceptable to Buyer and the Partnership, as escrow agent (the "Escrow Agent"), the sum of $4,500,000 to be held in an escrow account pursuant to the terms of the Escrow Agreement, substantially in the form attached hereto as Exhibit 1.3(c) (the "Escrow Agreement").

     SECTION 1.4   DATE, TIME AND PLACE OF CLOSING.  The Closing shall be held
                   -------------------------------
on the fifth business day following the satisfaction or waiver of all of the conditions set forth in Article VI hereof, beginning at 9:00 a.m. Central Time in the offices of Blackwell Sanders Matheny Weary & Lombardi LLP, 2300 Main Street, Suite 1100, Kansas City, Missouri 64108 or at such other place, time and date as the Buyer and Partnership shall mutually agree. The date of the Closing is referred to herein as the "Closing Date."

     SECTION 1.5   DELIVERIES BY THE PARTNERSHIP AT CLOSING.  At the Closing,
                   ----------------------------------------
the Partnership and Partners shall deliver to Buyer the various certificates, instruments and documents referred to in Section 1.1 and Section 6.1, and after Closing shall deliver such certificates, instruments and documents as Buyer shall reasonably request.

     SECTION 1.6   DELIVERIES BY BUYER AT CLOSING.  At the Closing, Buyer shall
                   ------------------------------
deliver to the Partnership or the Partners, as the case may be, the Purchase Price in the amount, form and manner set forth in Section 1.3 hereof, and the various certificates, instruments and documents referred to in Section 6.2, and after Closing shall deliver such certificates, instruments and documents as the Partners shall reasonably request.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF HOLDINGS,
                        THE PARTNERSHIP AND THE PARTNERS

     Holdings, the Partnership and the Partners hereby jointly and severally make the representations and warranties set forth in this Article II to Buyer. Holdings, the Partnership and the Partners acknowledge that (i) these representations and warranties are made by them as an inducement to Buyer to enter this Agreement and to consummate the transactions contemplated hereby; and
(ii) Buyer has entered into this Agreement specifically in reliance upon each of such representations and warranties.

     SECTION 2.1   ORGANIZATION.  Holdings has no subsidiary corporations or
                   ------------
any other interest in any corporation, partnership, association, joint venture or other business, other than as described on Schedule 2.1. Holdings and each of the entities listed on Schedule 2.1 are referred to collectively herein as the "Companies." Each of the Companies is duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified and in good standing, and is certified or licensed in each other state and jurisdiction where such qualification, certification or licensing is necessary or required to conduct its business, as set forth on Schedule 2.1, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, operations or results of operations of the Companies taken as a whole (a "Material Adverse Effect"). Each of the Companies has all necessary power and authority to own and operate its property and assets and to carry on its business as now conducted. Certified copies of the Certificate of Incorporation and Bylaws of Holdings and of the Certificate or Articles of Incorporation and Bylaws of each of the other Companies, as amended to date, have been previously delivered to Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     SECTION 2.2   THE PARTNERSHIP.  Certified copies of the Partnership's
                   ---------------
Certificate of Limited Partnership and of its Amended and Restated Partnership Agreement dated as of April 30, 1992, as amended to date (the "Partnership Agreement"), have been previously delivered to Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof, and in the event any amendment thereto is made between the date hereof and the Closing, the Partnership will promptly provide Buyer a certified copy of such amendment; provided, however, that any such amendment that may affect the Partnership's or its partners' ability or authority to consummate the transactions contemplated hereunder shall require Buyer's prior written consent.

     SECTION 2.3   CAPITALIZATION.
                   --------------

          (a) The authorized capital stock of each of the Companies is as set forth on Schedule 2.1. There are no other classes of equity, options, warrants, calls, rights, notes or commitments or any other agreements of any character relating to the sale, issuance or voting of any shares of capital stock of any of the Companies, or any securities convertible into or evidencing the right to purchase any shares of capital stock of any of the Companies. All issued and outstanding shares of capital stock of the Companies are validly issued, fully paid and nonassessable. All of the outstanding capital stock of Holdings is held of record and beneficially by the Partnership, and all of the outstanding capital stock of the other Companies is held of record and beneficially as set forth on Schedule 2.1. There are no restrictions imposed by the Certificate or Articles of Incorporation or Bylaws of any of the Companies, and there are no other agreements, understandings or commitments, which would in any way affect or impair the transactions contemplated hereby.

          (b) The Shares and the capital stock of the other Companies, and the Partnership Interests, are now and as of the Closing will be free and clear of any claims, pledges, security interests, liens or encumbrances or other restrictions or limitations of any kind, other than those arising under this Agreement. Neither the Partnership nor any of the Companies or any of the Partners is a party to, or bound by, any shareholder agreement, voting agreement, voting trust, buy-sell agreement, option agreement or any similar agreement, understanding or commitment with respect to any of the Shares or capital stock of any of the other Companies.

     SECTION 2.4   AUTHORITY.   This Agreement and each other agreement
                   ---------
required to be executed and delivered by Holdings, the Partnership or the Partners in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of Holdings, the Partnership or the Partners, as applicable, enforceable against them in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 2.5   CONSENTS AND APPROVALS.  Except as set forth on Schedule
                   ----------------------
2.5, the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby will not violate or result in a breach of any term of Holdings' Certificate of Incorporation or Bylaws or the Partnership's Partnership Agreement, result in a breach of or constitute a default under any term in any material agreement or other material instrument to which any of the Companies, the Partnership or any of the Partners is a party or by which they are bound, violate in any material respect any law or any order, rule or regulation applicable to any of the Companies, the Partnership or any of the Partners of any court or any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the properties of any of the Companies, the Partnership or any of the Partners and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their assets or the Shares, which lien, charge or encumbrance has not been removed prior to Closing. Holdings, the Partnership and any corporate Partner have each taken all actions required by law and by its Certificate or Articles of Incorporation and Bylaws, or Partnership Agreement, as applicable, to authorize the execution and delivery of this Agreement, together with its Schedules and Exhibits, and the consummation of the transactions contemplated by this Agreement or by any of the Exhibits. Except as set forth on Schedule 2.5, none of the execution, delivery or performance of this Agreement or any of the other agreements executed in connection herewith, or the consummation of the transactions contemplated hereby or thereby by any of the Companies, the Partnership or any of the Partners requires any filing with or the consent or approval of any third party, including but not limited to any governmental body or entity, other than any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration of any applicable waiting periods thereunder. Neither the Partnership nor any of the Companies or any of the Partners is required to obtain the consent or approval of any other person or entity with respect to the transactions contemplated hereunder, except as set forth on Schedule 2.5.

     SECTION 2.6   FINANCIAL STATEMENTS.
                   --------------------

          (a) (i) The audited consolidated balance sheet of General Drug Company and subsidiaries ("General") as of April 30, 1997, and (ii) the related consolidated statements of income, stockholders' equity and cash flows for the twelve month period then ended of General, together with the notes thereon, audited by the independent certified public accountants of General, have been delivered by Holdings to Buyer. Such audited financial statements and notes were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, are in accordance with the books and records of General, including pro forma information as to effects on net income, net worth and working capital presented on a first-in, first-out ("FIFO") basis, and present fairly in all material respects the financial condition of General on a consolidated basis as of such date and the results of operations, changes in stockholders' equity, and cash flows of General on a consolidated basis for such period. For purposes of this Agreement, the Balance Sheet of General at April 30, 1997 is sometimes referred to as the "Balance Sheet" and the date thereof is referred to as the "Balance Sheet Date."

          (b) Holdings shall deliver to Buyer the unaudited consolidated financial statements of General as of and for the period ended July 31, 1997 no later than forty-five (45) days after the last day of such month (the "Interim Financial Statements"). The Interim Financial Statements will be prepared in accordance with GAAP for interim financial statements consistently applied during the periods involved, except for the LIFO adjustment, will be in accordance with the books and records of General, including information as to effects on net income, net worth and working capital presented on a FIFO basis, and will present fairly in all material respects the financial condition of General on a consolidated basis as of such date and the results of operations, changes in stockholders' equity, and cash flows of General on a consolidated basis for such period, and except as set forth on Schedule 2.6(b) will include all normal year-end adjustments. For purposes of this Agreement, the Balance Sheet of General at July 31, 1997 is sometimes referred to as the "Latest Balance Sheet" and the date thereof is referred to as the "Latest Balance Sheet Date."

     SECTION 2.7   ABSENCE OF CERTAIN CHANGES.  Except as set forth on Schedule
                   --------------------------
2.7, since the Balance Sheet Date, there has not been:

          (a) Any material adverse change in the financial condition, operations, business or prospects of the Companies, taken as a whole, including, but not limited to, any state or federal regulatory investigation or proceedings of which the Companies have "knowledge" (as defined below) which could culminate in an order or other action which could have such an adverse change;

          (b) Any physical damage or destruction, whether or not covered by insurance, which would have a Material Adverse Effect;

          (c) Any labor dispute or, to the Companies' knowledge, threat thereof with respect to employees of any of the Companies;

          (d) Any direct or indirect redemption, purchase or other acquisition by Holdings of any of the Shares, or declaration of or payment or distribution of any kind of cash or other assets to the Partnership or any partner of the Partnership;

          (e) Any employment, severance, consulting or other compensation contract entered into by any of the Companies with any director, officer or employee, or any increase of compensation payable or to become payable to any of its officers, employees or agents;

          (f) Any communication, whether oral or written, to any of the Companies or the Partnership or Partners from any agencies regulating any of the Companies, or any oral or written communication to any of the Companies, the Partnership or the Partners from a material customer or supplier of any of the Companies that indicates that such customer or supplier may have a material dispute with one of the Companies; nor does Holdings, the Partnership or any Partner have any knowledge of any potential development affecting any of the Companies which would reasonably lead it or any of them to expect a Material Adverse Effect on its business;

          (g) Any satisfaction or discharge of any lien by any of the Companies or payment by any of the Companies of any obligation or liability, other than an obligation or liability included in the Balance Sheet of General, current liabilities incurred since the Balance Sheet Date in the ordinary course of business, liabilities incurred in carrying out the transactions contemplated by this Agreement and obligations and liabilities under the contracts and agreements listed in Schedule 2.17 hereof and obligations and liabilities under the contracts and agreements not required to be listed in
     Schedule 2.17;

          (h) Any guaranty, endorsement or indemnification by any of the Companies of the obligations of any third person, firm or corporation either (i) not made in the ordinary course of the Companies' business or
     (ii) in an amount greater than $25,000;

          (i) Any sale or transfer of any assets or cancellation by any of the Companies of debts or claims having a value, in the aggregate, of more than $25,000, except, in each case, in the ordinary course of business;

          (j) Any knowing waiver by any of the Companies of any rights having a value in excess of $25,000 other than returns and allowances (i) by the Companies' customers in the ordinary course of business or (ii) to the Companies' suppliers in the ordinary course of business;

          (k) Any transactions entered into or events or occurrences related to the operation of the business of the Companies, other than in the ordinary course of business;

          (l) Any mortgage, pledge or lien or other encumbrance of any of its assets, tangible or intangible, other than Permitted Liens (as defined below);

          (m) Any contract or agreement entered into by any of the Companies with the Partnership, any of the Partners or any director, officer, employee, or any relative or other affiliate of any of them; or

          (n) Any assignment, sale or transfer of any patent, trademark, trade name, trade secret, copyright or any other material intangible asset.

     For purposes of this Agreement, the term "knowledge" shall mean, with respect to the Companies, the Partnership or the Partners, the actual knowledge of facts that could reasonably be expected to form the basis for the matter described or actual knowledge of any such matter by any of the following individuals: Sidney Gimbel, Stuart Gimbel, Leone Reschke, Basil Falcone, Seymour Stoller, Michael Garvey, Joseph Harris, Richard Brudnick, Jim Nagle and Bill Goltz.

     "Permitted Liens" means (i) liens with respect to indebtedness identified on the Schedules to this Agreement; (ii) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security benefits, or to secure the performance of statutory obligations, surety and appeal bonds, leases and other similar obligations; (iii) liens for taxes, assessments or governmental charges not yet due and delinquent or the validity of which is being contested in good faith and in either case as to which the Companies have established adequate reserves on their books; (iv) liens arising in the ordinary course of the Companies' business, including encumbrances of record in the nature of use restrictions, easements, rights and restrictions are not yet due and payable and which do not materially interfere with the conduct of the business of the Companies; (v) liens incidental to the conduct of the Companies' business or the Companies' ownership of properties and assets (but not including mechanics' liens, materialmen's liens and carriers' liens); and (vi) precautionary filings under the Uniform Commercial Code by bailors, lessors or consignors.

     SECTION 2.8   NO UNDISCLOSED LIABILITIES.  Except as set forth on Schedule
                   --------------------------
2.8 attached hereto and made a part hereof, as of July 31, 1997, none of the Companies had any material liabilities, absolute or contingent, which are not shown on the Latest Balance Sheet or disclosed in the accompanying footnotes, except other liabilities and obligations disclosed, or other liabilities and obligations arising under any written or oral contract, agreement or instrument disclosed, in the other Schedules referred to in this Agreement or not required to be disclosed on such Schedules. Except as set forth on Schedule 2.8, all liabilities, absolute or contingent, of any of the Companies incurred subsequent to July 31, 1997 will have been incurred only in the ordinary course of business. Notwithstanding anything herein to the contrary, to the extent any other Section of this Agreement contains representations or warranties which address a specific subject matter (e.g., Section 2.19 for environmental matters), this Section 2.8 shall be deemed to exclude such subject matter and the sole representations and warranties made with respect to such subject matter shall be those contained in such other Section.

     SECTION 2.9   TITLE TO ASSETS; INVENTORY.  The Companies have full right,
                   --------------------------
title and interest in and to, or a valid leasehold interest in or license to, all furnishings, fixtures, equipment and other tangible and intangible assets used in and necessary to the operation of the businesses of the Companies, free and clear of all claims, rights and encumbrances of any other person, other than Permitted Liens. Such right, title and interest shall not be adversely affected by the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.9, the Companies have full right, title and interest in and to all goods held as inventories other than Permitted Liens, and such inventories are of such type and quantities as reasonably necessary to operate the businesses of the Companies in accordance with the historical ordinary course of business.

     SECTION 2.10  [RESERVED].

     SECTION 2.11  BENEFIT PLANS; ERISA.
                   --------------------

          (a) (i) Schedule 2.11(a)(i) lists all contracts, agreements, arrangements and understandings, whether written or oral, with respect to the payment or delivery to any person of compensation, bonuses, perquisites, benefits and other items of value by any of the Companies; and
     (ii) Schedule 2.11(a)(ii) lists all collective bargaining and other labor agreements to which Holdings or any of its subsidiaries is a party.

          (b) Schedule 2.11(b) lists each employee of any of the Companies with aggregate annual salary and benefits of $50,000 or greater and identifies the salary, commissions, bonuses, perquisites and benefits to which each such employee is entitled. Such Schedule also sets forth the names of all directors and officers of each of the Companies and a description of any agreement with respect to the election or tenure of any of them as such.

          (c) Except as set forth on Schedule 2.11(c), no employee of any of the Companies will be entitled to severance pay solely by virtue of the transactions contemplated by this Agreement. Schedule 2.11(c) sets forth each employee of the respective Companies who has any right to severance pay for any reason, listing the employee name, severance amount or method of calculation, and the basis for such right.

          (d) Schedule 2.11(d) contains a true and complete list of each pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, retirement, supplemental retirement, severance or termination pay, cafeteria or other plan intended to comply with Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"), educational assistance, legal assistance, medical, hospitalization, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits plan, program, arrangement or contract, and each other employee benefit plan, program, arrangement or contract, maintained, contributed to, or required to be contributed to, at any time during the current or preceding ten (10) calendar years by any of the Companies or any Related Party (hereinafter defined) for the benefit of any current or former employee, director or agent of any of the Companies or any Related Party, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Benefit Plans"). The Companies and their Related Parties do not have any express or implied commitment or contract to create any additional Benefit Plan or modify any existing Benefit Plan, other than as may be required to comply with ERISA or the Code. Holdings has delivered to Buyer, with respect to each applicable Benefit Plan (i) true and complete copies of all documents embodying or relating to each Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, insurance contracts, employee handbooks or personnel manuals, and all amendments and supplements thereto;
     (ii) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; (iii) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any; and (iv) any filings made with any governmental agency, or any correspondence with or from any governmental agency, regarding termination of any Benefit Plan. "Related Party" means any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Code, of any of the Companies.

          (e) Any Benefit Plan that is intended by any of the Companies or any Related Party to meet, or is required to meet, the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service ("IRS") to so qualify since its inception, and any trust created thereunder has been determined by the IRS to be exempt from tax since its inception under Section 501(a) of the Code.

          (f) Each of the Companies and any Related Party have performed the material obligations required to be performed by them under, and are not in material default under or in material violation of, any and all of the Benefit Plans and any and all statutes, orders or governmental rules and regulations applicable to such Benefit Plans, and each Benefit Plan has been operated in all material respects in accordance with the requirements of all applicable laws and regulations. Neither any Benefit Plan or fiduciary nor any of the Companies or any Related Party has taken any action, or failed to take any action, that could subject it or any other person to any material liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with a Benefit Plan.

          (g) Except as set forth on Schedule 2.11(g), at no time has any of the Companies or any Related Party been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA). The Companies and their Related Parties have no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. The Companies and their Related Parties do not participate in any "multiple employer plan," within the meaning of ERISA.

          (h) No Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of any of the Companies or beneficiary thereof, except to the extent (i) required under any state insurance law providing for a conversion option under a group insurance policy or (ii) under Section 601 of ERISA.

          (i) No Benefit Plan or fiduciary has, nor do any of the Companies or any Related Party have, any liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any Benefit Plan.

          (j) Except as set forth on Schedule 2.11(j), each Benefit Plan may be terminated by the respective Companies or their Related Parties within a period of thirty (30) days following the Closing Date without acceleration or additional vesting of any benefits and without payment of any amount as a penalty, bonus, premium, severance pay or other compensation or amount.

          (k) Except as set forth on Schedule 2.11(k) attached hereto, none of the Benefit Plans which have been or are subject to Title IV of ERISA have been or will be prior to the Closing terminated in whole or in part within the meaning of ERISA or the Code and no proceeding was or has been initiated by the Pension Benefit Guaranty Corporation ("PBGC") to terminate any such Benefit Plan or to appoint a Trustee to administer any such Benefit Plan. Any Benefit Plan that was subject to Title IV of ERISA and has been terminated was terminated in a "standard termination" (as defined in ERISA) and in accordance with all applicable laws and regulations, and no liability to the PBGC was incurred in connection with such termination. No Benefit Plan that was or is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; nor have any of the Companies or any Related Party failed to pay any amounts due and owing as required by the terms of any Benefit Plan.

          (l) With respect to each Benefit Plan which is a qualified profit sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the Plan terms and applicable law have been made by the Companies. All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by the Companies with respect to all periods up to and including the Closing Date have been fully paid for the length of the obligation.

          (m) Except as set forth on Schedule 2.11(m) attached hereto, all assets held pursuant to any Benefit Plan are either readily tradeable on an established securities market or may be readily liquidated pursuant to contractual liquidation rights within thirty (30) days of a request to liquidate by an authorized party and, if such sale or liquidation were to occur, no penalties, fees or charges would be assessed in connection with such transaction.

     SECTION 2.12  LITIGATION.  Except as set forth in Schedule 2.12:
                   ----------

          (a) There are no claims, suits, actions, or proceedings of any nature whatsoever in law or in equity, pending before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, or, to the knowledge of Holdings, the Partnership and the Partners, threatened, nor are there, to the knowledge of Holdings, the Partnership and the Partners, any investigations, whether or not purportedly on behalf of any of the Companies, complaints or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting any of the Companies.

          (b) None of the Companies is operating under or subject to, and is not in default with respect to, any order, writ, injunction, garnishment, levy or decree of any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality. The use or ownership of the Companies' assets, the use or occupancy of the Companies' real property, and any interests related thereto, and the transactions contemplated hereunder do not constitute a default thereunder.

          (c) During the past five (5) years, there has not been nor is there now pending, any claim(s) against any person in his or her capacity as either a director or officer of any of the Companies. The Partnership and the Partners have no knowledge of any act, error, or omission which would give rise to such a claim. During the past five (5) years, neither the Companies nor the Partnership or the Partners have been involved in, and none of them has knowledge of any facts or circumstances involving the following which would give rise to such a claim: (i) antitrust, copyright, trade name, trademark or patent claims or litigation; (ii) charges in any civil or criminal action or administrative proceeding involving a violation of any federal or state security law or regulation; (iii) charges in any civil or criminal action or administrative proceeding involving a violation of any federal or state antitrust or fair trade law or consumer protection law or regulation; or (iv) actions involving representative actions, class actions or derivative suits.

          (d) None of the Companies, the Partnership or the Partners have knowledge of any claim, or the basis of any claim, against any of the Companies for injury to person or property of employees or any third party suffered as a result of the sale of any product or the performance of any service by any of the Companies, including claims arising out of any alleged defective nature of its products or services.

          (e) There is no claim, legal action, suit, arbitration, governmental investigation or other legal or other administrative proceeding, including any bankruptcy proceeding, nor any order, decree or judgment in progress, pending, in effect or, to the knowledge of

     Holdings, the Partnership or the Partners threatened, against or relating to any of the Companies, the Partnership or the Partners, which would negatively affect the transactions contemplated by this Agreement.

          (f) There is not pending nor, to the knowledge of Holdings, the Partnership or the Partners, threatened, a recall or investigation of any product sold by any of the Companies.

     SECTION 2.13  COMPLIANCE WITH LAWS.  Each of the Companies has all
                   --------------------
requisite licenses, permits and certificates from federal, state and local authorities necessary to conduct its business and own and operate its respective assets (collectively, the "Permits"). Schedule 2.13 attached hereto sets forth a true, correct and complete list of all material Permits, copies of which have previously been delivered by Holdings to Buyer. None of the Companies is in violation in any material respect of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, land use or similar matters) relating to its properties or business. The businesses of the Companies as conducted since the Balance Sheet Date have not violated, and on the date hereof do not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to labor, wage or benefit payments, employment discrimination, occupational safety, governmental contracts, environmental protection, controlled substances, health care, tobacco sales, hazardous waste, conservation, restraint of trade or corrupt practices). During the past six years, none of the Companies, the Partnership or the Partners has had any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance. Notwithstanding anything herein to the contrary, to the extent any other Section of this Agreement contains representations or warranties which address a specific area of law (e.g., Section 2.19 for environmental matters), this Section 2.13 shall be deemed to exclude such area of law and the sole representations and warranties made with respect to such area of law shall be those contained in such other Section.

     SECTION 2.14  TAX RETURNS.
                   -----------

          (a) All federal income tax returns, and other federal tax returns of every nature, and all state, county, local and foreign tax returns and declarations of estimated tax or estimated tax deposit forms required to be filed by the Companies, have been duly and timely filed, were true, correct and complete, and the Companies have paid all taxes which have become due and owing or pursuant to any assessment received by them and have paid all installments of estimated tax due. Where such returns and reports have not been audited and approved or settled, there has not been any waiver or extension of any applicable statute of limitations, and none of the Companies has received any notice of deficiency or adjustment. The Latest Balance Sheet contains liabilities which are and will be sufficient for the payment of all respective federal, state, county, local and foreign taxes, whether current or deferred.

          (b) All taxes and other assessments and levies which the Companies are required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the Companies for such payment. All statements and reports required to be filed under any chapter of the Code or any state, county, local or foreign tax laws or regulations by any of the Companies have been duly filed.

          (c) (i) Except as set forth on Schedule 2.14(c), there is not now and at no time since the Balance Sheet Date has there been pending or, to the Companies' knowledge, under contemplation, any audit of any payment, return or report made or filed by any of the Companies or of any claimed failure to pay or report any kind of tax which may be assessed by any taxing authority against any of the Companies and there are no outstanding waivers or extensions of any applicable statute of limitations; and (ii) with respect to any matter described on Schedule 2.14(c), the Internal Revenue Service has not indicated in any manner that there is any item that is incorrect in the tax returns subject to audit.

     SECTION 2.15  INDEBTEDNESS.  Schedule 2.15 is a correct and complete list
                   ------------
of all instruments, agreements or arrangements pursuant to which any of the Companies has borrowed any money, guaranteed or incurred any indebtedness or established any line of credit which represents any liability, contingent or otherwise, of any of the Companies on the date hereof. True and complete copies of all such written instruments, agreements or arrangements have been delivered to Buyer prior to the date of this Agreement.

     SECTION 2.16  BANKS.  Schedule 2.16 is a correct and complete list setting
                   -----
forth the name of each bank in which any of the Companies has an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney from any of the Companies.

     SECTION 2.17  CONTRACTS.  Schedule 2.17 lists (and in the case of oral
                   ---------
agreements, accurately describes): (i) each contract for the future purchase of materials, services, supplies or equipment which (a) has a term in excess of one year or (b) obligates any of the Companies to pay, in one installment or in the aggregate over its term or one year, whichever is shorter, an amount in excess of $50,000 (except for ordinary course supplier purchase orders); (ii) each contract and letter of authorization with a customer made in the ordinary course of business which (a) has a term in excess of one year or (b) generates revenues for any of the Companies over its term or in any one twelve (12) month period, whichever is shorter, in excess of $50,000 (except for ordinary course customer purchase orders); (iii) each employment, severance and consulting contract; (iv) each noncompetition agreement; (v) each contract with a governmental entity;
(vi) each contract with any labor union or other labor organization; (vii) each guarantee and accommodation; (viii) each agreement to loan or borrow money; (ix) each license or franchise relating to the business of any of the Companies; (x) each lease of real or personal property which (a) has a term in excess of one year or (b) obligates any of the Companies to pay, in one installment or in the aggregate over its term or one year, whichever is shorter, an amount in excess of $50,000; (xi) each managed care contract; and (xii) each contract and agreement with affiliates of any of the Companies, including the Partnership and the Partners. Except as set forth on Schedule 2.17 hereto, (i) the Companies have each performed in all material respects all obligations required to be performed by them to date and have not breached in any material respect and are not in material default under any agreement listed or described in Schedule 2.17, (ii) all of the same are enforceable against the Companies in accordance with their terms, and (iii) none of the Companies, the Partnership or the Partners has any knowledge of any breach or default by any other party thereto.

     SECTION 2.18  TITLES, REAL PROPERTY MATTERS.   Schedule 2.18 contains
                   -----------------------------
descriptions by categories of the Companies' owned or leased real property (including all plants and structures located thereon) (the "Real Property"). Except as set forth in Schedule 2.18, each of the Companies has good and marketable title in fee simple to such properties, free and clear of all liens and encumbrances and use restrictions except Permitted Liens. The Companies own or lease all the furniture, equipment and leasehold improvements located in the structures referred to in Schedule 2.18. All other assets and property used in the business of the Companies, and all assets and property reflected in the Balance Sheet, or acquired after the Balance Sheet Date (other than assets or property sold or otherwise disposed of in the ordinary course of its business subsequent to such date) are in each case free and clear of all security interests, mortgages, pledges, liens, conditional sales, agreements, leases, encumbrances or charges of any nature whatsoever except for Permitted Liens and except as expressly stated in Schedule 2.18. All Real Property owned or leased by the Companies, its uses, appurtenances and improvements substantially comply with all applicable ordinances and regulations, building, and zoning laws. Except as set forth on Schedule 2.18, the buildings, machinery and equipment of the Companies are in good and serviceable condition, reasonable wear and tear excepted.

     SECTION 2.19  ENVIRONMENTAL MATTERS.  Except as set forth on Schedule
                   ---------------------
2.19:

          (a) Hazardous Materials (as defined below) have never been generated, stored, discharged, disposed of, spilled, dumped, poured, emptied, or released by the Companies at, on, in, above or under the Real Property in violation of Environmental Laws and no contingent liability exists in connection with any release of any Hazardous Material in violation of Environmental Laws by the Companies. To the Companies' knowledge, underground storage tanks are not and have never been located on the Real Property.

          (b) Operations conducted at the Real Property by the Companies at all times complied in all material respects with Environmental Laws (as defined below). The Companies have obtained all governmental authorizations and permits under Environmental Laws necessary for their operations. The Companies are in material compliance with such authorizations and permits.

          (c) The Real Property and the Companies' operations thereon are not subject to (i) to the Companies' knowledge, any federal, state, or local investigation, (ii) any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law, or (iii) any outstanding written order or agreement with any governmental authority or private party relating to any Environmental Law.

          (d) For the purpose of this Agreement, the term "hazardous materials" shall include, but not be limited to:

              any substance defined as "hazardous substances," "hazardous air pollutant," "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, including but not limited to radon and asbestos, as now, in the past, or hereafter defined in any applicable federal, state or local law, regulation, ordinance, policy or directive, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act of 1974; the Federal Buyer Pollution Control Act; the Clean Air Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Safe Drinking Buyer Act; the Toxic Substances Control Act; the Oil Pollution Act of 1990; any laws regulating the use of biological agents or substances including medical or infectious wastes, each as amended or supplemented, and any analogous present local, state and federal statutes, regulations and ordinances promulgated pursuant thereto which may be applicable, as any such acts have been heretofore amended ("Environmental Laws").

     SECTION 2.20  BROKER'S FEES.  No person or entity has been authorized by
                   -------------
the Partnership, any of the Partners or Holdings to act as a broker, finder, financial advisor or in any other similar capacity as to give rise to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated hereby by anyone claiming to have acted on behalf of the Partnership, the Partners or Holdings.

     SECTION 2.21  LABOR MATTERS.  Except as set forth on Schedule 2.21:
                   -------------

          (a) No group of employees of any of the Companies is presently organized into a collective bargaining unit.

          (b) To the Companies' knowledge, no labor union has recently attempted, or is presently attempting, to organize any of the Companies' employees into a collective bargaining unit.

          (c) No employees of any of the Companies are on strike or, to the Companies' knowledge, threatening to strike.

          (d) There is no labor grievance or dispute pending or, to the Companies' knowledge, threatened against any of the Companies.

          (e) There is no unfair labor practice complaint against any of the Companies pending before, or, to the Companies' knowledge, threatened to be filed with, the National Labor Relations Board or any state or local agency.

          (f) There are no pending arbitration proceedings arising out of or under any collective bargaining agreement or other labor agreement to which any of the Companies is a party, or, to the Companies' knowledge, any basis for which a claim may be made under any collective bargaining agreement or other labor agreement to which any of the Companies is a party.

     SECTION 2.22  CONFLICTS OF INTEREST.  Except as set forth on Schedule
                   ---------------------
2.22, neither the Partnership nor the Partners nor any director, officer, employee or any relative or other affiliate of any of them, or any director, officer or employee of any of the Companies or any relative or other affiliate of any of them has (i) loaned money, or guaranteed the loan of a third party, to any of the Companies or borrowed any money from any of the Companies, (ii) engaged in any other transaction related to the business or operations of any of the Companies, or (iii) any interest in any property, real or personal whether owned or leased, tangible or intangible, including but not limited to, software, inventions, patents, trade names or trademarks used in connection with or pertaining to the business of any of the Companies or any lender, supplier, customer, sales representatives or distributor of any of the Companies; provided, however, that the Partnership and Partners or such director, officer, or employee or relative or other affiliate thereof shall not be deemed to have such interest solely by virtue of the ownership of less than five percent (5%) of any stock or indebtedness of any publicly-held company, the stock or indebtedness of which is traded on a recognized stock exchange. All such transactions were entered into on an arms-length basis on terms no less favorable to the Companies than would have been obtained from an unaffiliated party.

     SECTION 2.23  PATENTS, TRADEMARKS, MISCELLANEOUS INTELLECTUAL PROPERTY.
                   --------------------------------------------------------
Schedule 2.23 sets forth a correct and complete list of all trade names and all registered copyrights, patents and trademarks applied for, issued to or owned by Holdings or any of its subsidiaries or under which any of the Companies is licensed or franchised, all of which are valid, in good standing and uncontested. Except as set forth on Schedule 2.23, the Companies possess adequate rights, licenses or other authority to use all copyrights, patents, trademarks and trade names necessary to conduct their businesses as presently conducted or presently proposed to be conducted. During the past five (5) years, none of the Companies has received any notice or other information with respect to any alleged infringement or unlawful use of any software license, copyright, patent, trademark, trade name, process, invention or formula or other intangible property right owned by it or by others. No director, officer or employee of any of the Companies, the Partnership or the Partners or any director, officer or employee of any of them has any interest in any such copyright, patent, trademark, trade name, process, invention or formula. None of the Companies has granted any outstanding licenses or other rights and has no obligations to grant licenses or other rights with respect to any copyright, patent, invention, formula, process, trademark or trade name listed in Schedule 2.23, except as specifically stated in Schedule 2.23.

     SECTION 2.24  INSURANCE COVERAGE.  Schedule 2.24 is a correct and complete
                   ------------------
list of all casualty insurance held by the Companies including the policy number, name of carrier, coverage, term, expiration date and premium. The Companies have their buildings, plants and properties insured for their replacement cost against loss or damage by fire, theft and all other hazards and risks of the character usually insured against by persons operating similar properties in the localities where such properties are located. The Companies also carry general liability, excess liability, workers' compensation, business interruption and automobile insurance in such amounts as are customary and adequate for their businesses (and contribute to state workers' compensation funds, as required by applicable laws). All such insurance is carried under valid and enforceable policies issued by insurers of recognized responsibility. Such insurance coverage will be continued in full force and effect through the Closing. None of the Companies has been refused any insurance by an insurance carrier to which it has applied for insurance during the past three years.

     SECTION 2.25  CUSTOMERS.  Schedule 2.25 sets forth a true, correct and
                   ---------
complete list of the names of the top twenty-five (25) customers of the Companies taken as a whole (as determined by gross receipts), for the fiscal year ended April 30, 1997. Except as set forth on Schedule 2.25, the Companies have good relations with all of the customers listed on Schedule 2.25 and to the knowledge of the Companies, the Partnership or the Partners, the Companies' relations with such customers will not materially change in the foreseeable future.

     SECTION 2.26  SUPPLIERS.  Schedule 2.26 sets forth a true, correct and
                   ---------
complete list of the names of the top ten (10) suppliers of the Companies taken as a whole based upon dollar volume of purchases for the fiscal year ended April 30, 1997. Except as set forth on Schedule 2.26, the Companies have good relations with all of the suppliers listed on Schedule 2.26, and none of the Companies, the Partnership or the Partners has knowledge that (i) relations with such suppliers will materially change in the foreseeable future or (ii) the suppliers who are material to the Companies and who provide favorable terms or assistance to the Companies, such as but not limited to extended payment terms, intend to cease providing such favorable terms or assistance to the Companies.

     SECTION 2.27  ACCOUNTS.  The accounts, notes and other receivables,
                   --------
whether current or non-current, of any of the Companies shown on the most recent Interim Financial Statements before the Closing, and all such receivables of the Companies as at the Closing represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.

     SECTION 2.28  FULL DISCLOSURE.  No representation or warranty by any of
                   ---------------
the Companies, the Partnership or the Partners in this Agreement, nor in any document or certificate delivered to Buyer pursuant to Section 1.5 or 6.1 of this Agreement, contains any untrue statement of material fact, or omits to state any material fact necessary to make any statement contained therein not misleading.

     SECTION 2.29  CORRECT RECORDS.  The financial records, ledgers, account
                   ---------------
books, minute books, stock certificate books, stock registers, and other corporate records of the Companies are current, correct and complete in all material respects and all signatures therein are the true signatures of the persons who are purported to have signed.

                                  ARTICLE III
            COVENANTS OF HOLDINGS, THE PARTNERSHIP AND THE PARTNERS

     Holdings, the Partnership and the Partners jointly and severally covenant and agree that from the date hereof to and including the Closing:

     SECTION 3.1   MAINTENANCE OF BUSINESS.  The Companies shall use
                   -----------------------
commercially reasonable efforts to carry on their businesses, maintain their plants and equipment and keep their books of account, records and files in substantially the same manner as heretofore, except that Holdings shall obtain Buyer's consent (which consent shall not be unreasonably withheld) prior to any of the Companies incurring any expense other than in the ordinary course of business or any capital expenditure not listed on Schedule 3.1, which individually or in the aggregate would exceed $25,000. The Companies will maintain in full force and effect insurance policies in effect as of the date of this Agreement.

     SECTION 3.2   NEGATIVE COVENANTS.  Except for the permitted actions of the
                   ------------------
Companies set forth on Schedule 3.2, without the prior written consent of Buyer (which consent shall not be unreasonably withheld), the Companies shall not (and in the case of (h) below, the Partnership shall not), and the Partnership and Partners shall do all things and take all reasonable and proper action to provide that the Companies (and Partnership) shall not:

          (a) Issue, sell, purchase or redeem, or grant options to purchase or otherwise agree to sell, purchase or redeem any shares of capital stock of any of the Companies or any other securities of any of the Companies, or dispose of any assets of any of the Companies, other than in the ordinary course of business;

          (b) Amend their Certificate or Articles of Incorporation or Bylaws;

          (c) Pay or guarantee any obligation or liability other than obligations or liabilities reflected in the Balance Sheet, when due, liabilities incurred since the Balance Sheet Date in the ordinary course of business and obligations under contracts and agreements listed in Schedule
     2.17 annexed hereto or contracts or agreements not required to be listed in
     Schedule 2.17;

          (d) Adopt or modify any severance, consulting, bonus, pension, profit sharing, benefit, collective bargaining agreement or other compensation plan or arrangement or increase their overall work force, other than in the normal course of business, or enter into any contract of employment;

          (e) Enter into or modify any contract or commitment, incur any material liability, absolute or contingent, waive or fail to enforce any right or enter into any other transactions, other than in the ordinary course of business;

          (f) Intentionally take any action that would or might reasonably be expected to result in any representation or warranty set forth in this Agreement being or becoming untrue in any respect or in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article VI hereof not being satisfied;

          (g) Make or become obligated to make any dividend payment or other distribution to the Partnership or any partner of the Partnership (as such) or any other person or entity holding an equity interest in the Partnership (as such); or

          (h) Amend the Partnership Agreement in a manner that may affect the Partnership's or its partners' ability or authority to consummate the transactions contemplated hereunder, or dissolve or take any irrevocable steps toward dissolving the Partnership.

     SECTION 3.3   ORGANIZATION, GOODWILL.  Holdings shall use commercially
                   ----------------------
reasonable efforts to preserve its and the other Companies' business organizations intact, and use its best efforts to (i) retain the services of their present officers, (ii) substantially retain the Companies' present employees, and (iii) preserve the goodwill of the Companies' suppliers, customers and others having business relations with them.

     SECTION 3.4   ACCESS TO FACILITIES, FILES AND RECORDS.  From the date of
                   ---------------------------------------
this Agreement to the Closing Date, Holdings shall afford the officers, employees, accountants, counsel and authorized representatives of Buyer full access to (i) all of the property, accounts, books and other financial records, minute books, deeds, title papers, insurance policies, certificates, licenses, agreements, contracts, commitments, tax returns, records and files of every character, employees, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories of the Companies; (ii) all such other information concerning the affairs of the Companies as Buyer may reasonably request; (iii) consult with the independent auditors of and counsel to Holdings and the Partnership with respect to all matters, including, but not limited to, the financial condition of the Companies and the audit of General's financial statements and any legal and regulatory matters affecting the Companies; (iv) at Buyer's own cost and expense, the facilities, properties and operations of the Companies in order to perform a Phase I environmental audit (the "Environmental Audit"). The Environmental Audit, if conducted, shall be instituted within thirty (30) days after this Agreement is fully executed by both parties. A copy of the report of the Environmental Audit will be delivered promptly to the Partnership and the Partnership shall, at its expense, be afforded an opportunity (but shall not be required) to undertake a Phase II audit, if necessary, to prove to Buyer's satisfaction that no hazards exist. The Partnership, at its expense, shall be afforded a thirty (30) day period after delivery of the Environmental Audit to cure (but shall not be obligated to cure) any environmental hazards which the Environmental Audit discloses exist and Buyer shall keep confidential all information regarding any such hazards unless legally required to disclose it.

     SECTION 3.5   THIRD PARTY CONSENTS.  Holdings, the Partnership and the
                   --------------------
Partners will use commercially reasonable efforts to obtain or cause to be obtained the consent of any third party whose consent is required in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by any of them in this Agreement; provided, however, that none of the Companies shall be required to make, or incur any obligation to make, any payments to third parties in order to obtain any such consent (other than normal internal expenses and reasonably necessary legal fees); provided further that none of the Companies shall make, or incur any obligation to make, any such third party payments (other than normal internal expenses and reasonably necessary legal fees) in order to obtain any such consent without the prior written approval of Buyer.

     SECTION 3.6   NOTICE OF PROCEEDINGS.  The Partnership and the Partners
                   ---------------------
will, upon obtaining knowledge of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated, promptly notify Buyer in writing of such order, decree, complaint or notice.

     SECTION 3.7   DELIVERY OF PARTNER LISTS.  Prior to the Closing, the
                   -------------------------
Partnership will deliver to Buyer an updated list of its partners and their partnership interests.

     SECTION 3.8   CONFIDENTIALITY.  Each of the Companies, the Partnership and
                   ---------------
the Partners and their directors, officers, employees, agents or representatives shall maintain all information gained from Buyer in connection with the transactions contemplated by this Agreement and the terms of this Agreement (the "Buyer Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Buyer Confidential Information, or any part thereof, to any third party, except (i) for the exclusive purpose of evaluating the transactions contemplated hereunder, and (ii) as required by law or order of any court having competent jurisdiction. The Buyer Confidential Information shall be used only for the purposes of evaluating the transactions contemplated hereby and in the event the Closing does not occur for any reason, the Companies, the Partnership and each Partner shall, immediately upon Buyer's request, return all copies and recordings of the Buyer Confidential Information in their possession or under their control and delete all records thereof in any data storage system maintained by or for the Companies, the Partnership or such Partner.

     SECTION 3.9   NO SOLICITATION. None of the Companies, the Partnership, the
                   ---------------
Partners or any of their directors, officers, employees, agents or representatives shall prior to the Closing, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing information) inquiries or proposals concerning any merger, consolidation or acquisition or purchase of all or any substantial portion of the assets or capital stock of any of the Companies or of the Partnership or any interest therein (an "Acquisition Transaction") or negotiate or enter into any discussions or other communications with any prospective purchaser (other than Buyer or its affiliates) with respect to any Acquisition Transaction. Holdings shall immediately advise Buyer of any inquiries or proposals relating to any Acquisition Transaction.

     SECTION 3.10  ADVERSE EVENTS.  Promptly after the Companies obtain
                   --------------
knowledge of the occurrence, or failure to occur, of any event (i) the occurrence or failure of which would materially adversely affect, or could reasonably be expected to materially adversely affect, the assets, properties, operations, business, prospects, or condition (financial or otherwise) of any of the Companies or the ability of the Partnership, any Partner or Holdings to perform any of their obligations under this Agreement, or (ii) which, if known as of the date of this Agreement, would have been required to be disclosed to Buyer or (iii) which causes any representation or warranty contained in this Agreement or any Schedule or Exhibit hereto to be untrue or inaccurate at any time from the date of this Agreement to and including the Closing, Holdings and/or the Partnership or such Partner shall provide to Buyer in writing all relevant information related thereto, which writing shall be delivered in accordance with Section 8.7, below, and shall specifically refer to this Section
3.10. Except for purposes of Section 6.1(a), any information provided to Buyer pursuant to and in the manner provided by this Section 3.10 will be deemed to have amended the Schedules to this Agreement and to have qualified the representations and warranties contained in Article II hereof.

     SECTION 3.11  EMPLOYEES.    On or before the Closing Date, Holdings shall
                   ---------
deliver to Buyer a list of the Companies' employees as of the end of the calendar month immediately preceding the Closing, indicating the following information:

          (a) for each employee whose annual salary exceeds $30,000, his or her compensation and any applicable severance arrangement;

          (b) whether each employee is remunerated on an hourly, weekly, or monthly basis;

          (c) date of most recent commencement of service of each employee with the respective Company; and

          (d) accrued holiday, vacation, sick leave, long service entitlement (if any) and permitted time-off due as compensation for additional time worked of each employee.

     SECTION 3.12  ESTIMATE OF BONUS COMMITMENTS, ETC.  The Partnership shall
                   -----------------------------------
deliver to Buyer, within five business days of the execution date of this Agreement, its estimate of the amounts due and payable under the covenants not to compete and bonus arrangements listed on Schedule 5.6 as obligations of the Buyer. The estimate will be as of September 30, 1997, will show the basis of calculation thereof and will be based on the Partnership's reasonable interpretation of such commitments and its reasonable estimate of the criteria on which such commitments are based.

     SECTION 3.13  EXPENSES.  The Partnership (or, in the case of the
                   --------
Partnership Purchase, the Partners) shall pay all legal and financial advisor fees and expenses incurred on behalf of the Companies, the Partnership or any of the partners of the Partnership, and all fees and expenses incurred in connection with the solicitation of the approval of the partners of the Partnership, in connection with the transactions contemplated hereunder. All other reasonable fees and expenses (if any) incurred on behalf of the Companies or the Partnership (but not of the individual partners of the Partnership) in connection with the transactions contemplated hereunder shall be paid by the Companies. The Partnership and the Partners shall indemnify and hold harmless Buyer and the Companies in respect of any fees and expenses not expressly described in this Section 3.13 as the Companies' responsibility.

     SECTION 3.14  PARTNERSHIP APPROVAL.  The Partnership has taken, or will
                   --------------------
take no later than the Closing, all action necessary in accordance with applicable law, and the Partnership's Partnership Agreement, to consider and vote upon the approval of this Agreement and the sale of the Shares. The requisite number of partners of the Partnership as required under the Partnership Agreement and applicable law have voted or will vote in favor of this Agreement and sale of the Shares hereunder in the case of the Share Purchase. All of the partners of the Partnership will be signatories to this Agreement in the case of the Partnership Purchase.

     SECTION 3.15   UPDATED DISCLOSURE SCHEDULES.  If the Partnership wishes to
                    ----------------------------
deliver to Buyer updated Schedules to this Agreement, it may only do so on or prior to the fifth day before the Closing Date.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER


     As an inducement to the Partnership and the Partners to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to the Partnership and the Partners as follows:

     SECTION 4.1   CORPORATE EXISTENCE.  Buyer is a corporation duly organized,
                   -------------------
validly existing and in good standing under the laws of the state of Missouri and is qualified as a foreign corporation in each other jurisdiction in which it is lawfully required to qualify to conduct business.

     SECTION 4.2   CORPORATE POWER AND AUTHORITY.  Buyer has all requisite
                   -----------------------------
corporate power and authority to own its properties and assets, and to carry on the business in which it is now engaged. Buyer has the corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to perform the covenants of Buyer set forth in this Agreement.

     SECTION 4.3   EXECUTION AND DELIVERY PERMITTED.  The execution, delivery
                   --------------------------------
and performance of this Agreement will not violate or result in a breach of any term of Buyer's Articles of Incorporation or Bylaws or result in a breach of constitute a default under any term in any material agreement or other instrument to which Buyer is a party, such default having not been previously waived by the other party to such agreements, or violate in any material respect any law or any order, rule or regulation applicable to it, of any court or any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties. Buyer's Board of Directors has taken all action required by law, and by its Articles of Incorporation and Bylaws, and otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement. Neither the execution, delivery or performance of this Agreement or any of the other agreements executed in connection herewith, or the consummation of the transactions contemplated hereby or thereby requires any filing with or the consent or approval of any third party, including but not limited to any governmental body or entity, other than any filing required under the HSR Act, and the expiration of any applicable waiting periods thereunder.

     SECTION 4.4   BINDING EFFECT.  This Agreement, and each other agreement
                   --------------
required to be delivered by Buyer in connection herewith, when executed and delivered will be the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 4.5   DUE DILIGENCE.  Prior to the date hereof, the Buyer has made
                   -------------
and conducted a reasonable investigation of the Companies. Buyer is entering into this transaction based on such investigation and, except for the specific representations and warranties made by Holdings, the Partnership and the Partners in Article II, is not relying upon any representation or warranty of Holdings, the Partnership or any Partner or any affiliate, officer, director, employee, agent or advisor of any of them, nor upon the accuracy of any record, projection or statement made available or given to Buyer in the performance of such investigation.

                                   ARTICLE V

                              COVENANTS OF BUYER

     Buyer covenants and agrees that:

     SECTION 5.1   CORPORATE ACTION.  Subject to the provisions of this
                    ----------------
Agreement, Buyer shall take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.

     SECTION 5.2   CONFIDENTIALITY.  Buyer and its directors, officers,
                   ---------------
employees, agents or representatives shall maintain all information gained from the Companies, the Partnership or the Partners in connection with the transactions contemplated by this Agreement and the terms of this Agreement (the "Holdings Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Holdings Confidential Information, or any part thereof, to any third party, except (i) for the exclusive purpose of evaluating the purchase of the Shares or the Partnership Interests, (ii) for information given to Buyer's creditors, including vendors who extend Buyer credit, under appropriate confidentiality agreements, (iii) for information given to prospective investors in or lenders to Buyer, under appropriate confidentiality agreements, and (iv) as required by law or an order of any court having competent jurisdiction. In the event the Closing does not occur for any reason, Buyer shall, immediately upon Holdings' request, return all copies and recordings of the Holdings Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for Buyer.

     SECTION 5.3   NOTICE OF PROCEEDINGS.  Buyer will, upon obtaining knowledge
                   ---------------------
of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions if consummated, promptly notify Holdings in writing of such order, decree, complaint or notice.

     SECTION 5.4   ADVERSE EVENTS.  Promptly after the occurrence, or failure
                   --------------
to occur, of any event, the occurrence or failure of which would materially adversely affect, or could reasonably be expected to materially adversely affect, the ability of Buyer to perform any of its obligations under this Agreement, Buyer shall provide to Holdings in writing all relevant information related thereto.

     SECTION 5.5   BROKER'S FEES.  Buyer shall indemnify and hold harmless the
                   -------------
Partnership in respect of any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Buyer.

     SECTION 5.6   EXISTING BONUS COMMITMENTS, ETC.  Buyer shall pay, or cause
                   -------------------------------
the Companies to pay, at the Closing, all amounts owing pursuant to the covenants not to compete and bonus arrangements listed on Schedule 5.6 attached hereto, which payments shall not exceed, in the aggregate, $5.5 million.

     SECTION 5.7   THIRD PARTY CONSENTS.  Buyer will use commercially
                   --------------------
reasonable efforts to obtain or cause to be obtained the consent of any third party whose consent is required in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by it in this Agreement. Buyer shall file its Premerger Notification and Report Form under the HSR Act no later than the close of business on the first business day after the execution date of this Agreement.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

     SECTION 6.1   BUYER CONDITIONS TO CLOSING.  The obligations of Buyer
                   ---------------------------
hereunder are subject to the satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Buyer, be waived:

          (a) All representations and warranties of Holdings, the Partnership and the Partners in this Agreement and any certificate, Exhibit or Schedule to be delivered pursuant hereto, shall be true and accurate in all material respects on the date made and on and as of the Closing (without taking into account any revisions or updates to such Schedules);

          (b) There shall have been no material adverse change in the operations of the business of the Companies taken as a whole from the date hereof through the Closing Date;

          (c) Holdings, the Partnership and the Partners shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by each of them prior to the Closing Date;

          (d) Holdings, the Partnership and the Partner shall have delivered to Buyer all of the documents required to be delivered by them prior to the Closing Date pursuant to this Agreement.

          (e) Buyer and Buyer's counsel shall have approved (which approval shall not be unreasonably withheld) the form and substance of the documents delivered by Holdings, the Partnership and the Partners pursuant to this Agreement;

          (f) There shall be no claims, actions or suits pending or threatened against any party hereto that would restrict or prohibit such party from consummating the transactions contemplated herein;

          (g) The requisite number of the Partnership Interests in the Partnership shall have been voted in favor of this Agreement and the sale of the Shares or Partnership Interests hereunder as required by Section 3.14;

          (h) From the date hereof through the Closing Date, there shall not have occurred any damage, destruction or loss to any of the assets owned, leased, possessed or used by any of the Companies exceeding $50,000 in the aggregate that is not covered by insurance;

          (i) (i) Each of the Companies' issued and outstanding capital stock shall be as set forth in Schedule 2.1, and (ii) none of the Companies shall have any agreement, obligation or commitment of any character to issue shares of its capital stock, or debentures, bonds, or other evidences of indebtedness convertible, in whole or in part, into shares of its capital stock;

          (j) Holdings shall have delivered to Buyer certified copies of resolutions duly adopted by the Board of Directors of Holdings, the Partnership and the partners of the Partnership authorizing, approving and consenting to the execution and delivery of this Agreement, to the consummation of the transactions contemplated herein, and to performance of the agreements set forth herein;

          (k) Holdings shall have delivered to Buyer a Certificate of Good Standing (or its equivalent) issued by the Delaware Secretary of State to the effect that Holdings is duly incorporated and in good standing under the laws of the State of Delaware, as of the Closing Date; and Certificates of Good Standing (or their equivalent) issued by the respective states of incorporation of each other Company and the states where each other Company is qualified as a foreign corporation as set forth on Schedule 2.1, as of the Closing Date;

          (l) Holdings shall have furnished to Buyer a copy of its Certificate of Incorporation, including all amendments thereto, which shall have been certified by the Delaware Secretary of State, and a copy of each of the other Companies' Certificate or Articles of Incorporation, which shall have been certified by the applicable Secretary of State, each as of a date reasonably near the Closing Date;

          (m) Holdings shall have furnished to Buyer a copy of the Bylaws of each of the Companies which shall have been certified by the Secretary of each Company, as applicable, as of the Closing Date;

          (n) The Partnership shall have furnished to Buyer a copy of its Partnership Agreement, including all amendments thereto, a copy of its Certificate of Limited Partnership, including all amendments thereto, and a Certificate of Good Standing or its equivalent from the state of Illinois, as of the Closing Date;

          (o) The waiting period under the HSR Act shall have expired or a notification of early termination of the waiting period shall have been received by Buyer;

          (p) The respective Companies shall have entered into a written memorandum of understanding signed by Warehouse, Mail Order, Office, Technical and Professional Employees Union, Local 743, describing a new collective bargaining agreement on terms that are reasonably acceptable to Buyer;

          (q) The stockholders of H.S.S. Consulting Services Incorporated ("HSS") shall have delivered to Buyer certificates evidencing all of the issued and outstanding shares of capital stock of HSS, duly endorsed in blank or with stock powers duly executed by such stockholders (it being understood that the tangible net worth of HSS as of Closing shall be zero, with the tangible net worth calculated by netting (i) the sum of the book value of HSS' cash, net accounts receivable and inventory over (ii) the sum of the book value of HSS' accounts payable and accrued expenses, as shown on the books of HSS as of Closing; the stockholders of HSS (rather than Buyer) shall receive and retain all cash and cash equivalents held by HSS at or prior to the Closing in excess of the tangible net worth of HSS as of Closing);

          (r) Buyer shall have received at Buyer's expense title insurance policies on all of the Real Property reasonably satisfactory to Buyer and its lenders;

          (s) Buyer shall have received certificates of insurance, dated as of the Closing Date, covering each of the locations set forth on Schedule 2.24 hereto in the amounts set forth on Schedule 2.24;

          (t) Holdings or the Partnership will have obtained the consent of any third party whose consent is required in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by any of them in this Agreement, the failure of which to obtain would result in a Material Adverse Effect on the Companies, taken as a whole, it being understood that the licenses and permits listed on Schedule 2.5 are deemed to be required pursuant to this
     Section 6.1(t);

          (u) Buyer shall have received an opinion of the Partnership's counsel reasonably acceptable to Buyer dated as of the Closing Date (which opinion shall also be addressed to Buyer's lenders);

          (v) Buyer shall have received an Escrow Agreement, duly executed by the Partnership or its partners, as the case may be;

          (w) Buyer shall have received Employment Agreements duly executed by Seymour Stoller and Joseph Harris, containing the terms set forth in Exhibits 6.1(w)-1 and -2 hereto (the "Employment Agreements");

          (x) Buyer shall have received a certificate of the secretary of each of the Companies certifying as to the existence and location of all corporate minute books, stock ledger and transfer books and all other books and records, and the corporate seal of Holdings and each of its subsidiaries;

          (y) Buyer shall have received evidence satisfactory to it that all of the agreements and relationships identified on the Schedules hereto as matters to be terminated as of the Closing have been so terminated;

          (z) The Partners shall have paid in full prior to Closing, or shall pay out of the cash portion of the Purchase Price delivered at Closing, and shall deliver to Buyer satisfactory evidence of such payment, the Series A Subordinated Promissory Notes listed on Schedule 2.7 hereto;

          (aa) Buyer shall have received resignations (i) from each director of the respective Companies and (ii) from each officer of the Companies as Buyer shall have requested prior to the Closing Date;

          (bb) Buyer shall have received such other documents as Buyer or its counsel may reasonably request; and

          (cc) The Partnership and the Partners shall have delivered to Buyer a certificate, certifying as to the matters set forth in 6.1(a), (b), (c),
     (d), (f), (g), (h) and (j).

     SECTION 6.2   HOLDINGS AND PARTNERSHIP CONDITIONS TO CLOSING.  The
                   ----------------------------------------------
obligations of Holdings, the Partnership and the Partners hereunder are subject to the satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of the Partnership, be waived:

          (a) All representations and warranties of Buyer in this Agreement shall be true in all material respects on the date hereof and on and as of the Closing;

          (b) Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date;

          (c) Buyer shall have delivered all of the documents and payments required to be delivered by it prior to the Closing pursuant to this Agreement;

          (d) The Partnership and Partnership's counsel shall have approved (which approval shall not be unreasonably withheld) the form and substance of the documents delivered by Buyer pursuant to this Agreement;

          (e) There shall be no claims, actions or suits pending or threatened against any party hereto that would restrict or prohibit such party from consummating the transactions contemplated herein;

          (f) Holdings or the Partnership will have obtained the consent of any third party whose consent is required in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by any of them in this Agreement;

          (g) Buyer shall have delivered to the Partnership and the Partners certified copies of resolutions adopted by Buyer adopting and approving this Agreement;

          (h) Buyer shall have furnished to the Partnership and the Partners a copy of its Articles of Incorporation, including all amendments thereto, which shall have been certified by the Missouri Secretary of State as of a date reasonably near the Closing Date;

          (i) Buyer shall have furnished to the Partnership and the Partners a copy of the Bylaws of Buyer which shall have been certified by the Secretary of Buyer as of the Closing Date;

          (j) The waiting period under the HSR Act shall have expired or a notification of early termination of the waiting period shall have been received by Buyer;

          (k) The Partnership shall have received an opinion of Buyer's counsel reasonably acceptable to the Partnership dated as of the Closing Date (which opinion shall also be addressed to Buyer's lenders);

          (l) The Partnership shall have received an Escrow Agreement, duly executed by Buyer;

          (m) The stockholders of HSS shall have received the proceeds (if any) described in Section 6.1(q) above;

          (n) In the event of the Partnership Purchase, as of immediately prior to the Closing, the Partnership shall have distributed to its partners the excess of (i) the sum of the book values of its cash and net accounts receivable over (ii) the sum of the book values of its accounts payable and accrued expenses, as shown on the books of the Partnership as of Closing;

          (o) In the event of the Share Purchase, the Partnership and the Partnership's partners, or, in the event of the Partnership Purchase, the Partnership's partners, shall have been released from the guarantees and obligations with respect to any indebtedness of the Companies or other contractual obligations of the Companies listed on Schedule 6.2(o); provided, however, that if the Partnership or a partner has guaranteed an obligation directly related to the business of the Companies prior to the date hereof and such obligation was inadvertently omitted from Schedule 6.2(o), Buyer shall either effect the cancellation of the Partnership's or partner's guarantor obligation, or indemnify the Partnership or partner, as the case may be, to the extent of such obligation;

          (p) The Partnership shall have received such other documents as the Partnership or its counsel may reasonably request; and

          (q) Buyer shall have delivered to the Partnership and the Partners a certificate, certifying as to the matters set forth in 6.2(a), (b), (c), and (e);

                                  ARTICLE VII
                                INDEMNIFICATION

     SECTION 7.1   INDEMNIFICATION BY THE PARTNERSHIP AND THE PARTNERS.
                   ---------------------------------------------------
Subject to Section 7.4 and 7.5, the Partnership and Partners jointly and severally agree to defend, indemnify, and hold harmless Buyer and its officers, directors, agents, employees and affiliates, against and in respect of any and all loss, liability, lien, damage, cost and expense incurred or resulting from any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of Holdings, the Partnership or the Partners under or in connection with this Agreement.

     In addition, in the event of the Partnership Purchase, the Partners jointly and severally agree to defend, indemnify, and hold harmless Buyer and its officers, directors, agents, employees and affiliates, against and in respect of any liabilities and obligations of the Partnership in existence or accruing as of the Closing other than the Partnership's Related Assets and Liabilities, including without limitation, liabilities and obligations arising out of failure of a partner to have good, unencumbered title to such partner's Partnership Interest and claims by partners dissenting to the sale of the Shares or the Partnership Interests, as the case may be (collectively, the "Partnership Liabilities").

     SECTION 7.2   INDEMNIFICATION BY BUYER.  Buyer agrees to defend,
                   ------------------------
indemnify, and hold harmless the Partnership and the Partners against and in respect of any and all loss, liability, lien, damage, cost and expense incurred or resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of Buyer under or in connection with this Agreement.

     SECTION 7.3   INDEMNIFICATION PROCEDURE.  An indemnified person shall
                   -------------------------
promptly notify the indemnifying party of the existence of any claim, demand, or other matter to which indemnification obligations would apply (the "Indemnified Claim"), and shall give the indemnifying party the opportunity to defend the same at its own expense and with counsel of its own selection, provided that such indemnified person shall at all times also have the right to participate fully in the defense of the Indemnified Claim at his, her or its own expense.
If the indemnifying party shall fail to defend such Indemnified Claim adequately and reasonably, and such indemnified person is entitled to such defense, such indemnified person shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) such Indemnified Claim on behalf, for the account, and the sole risk and expense (subject to the limitations on indemnification set forth in this Agreement), of the indemnifying party. If the indemnified party elects to undertake the defense of such Indemnified Claim pursuant to the preceding sentence, the indemnified party shall reimburse the indemnifying party for fees, costs and expenses incurred by the indemnifying party in defending such Indemnified Claim prior to the indemnified party's assumption of, and in connection with the indemnifying party's orderly withdrawal from, the defense of such Indemnified Claim. Such reimbursement shall be made as soon as practicable after the indemnifying party delivers reasonably satisfactory evidence of such fees, costs and expenses to the indemnified party.

     SECTION 7.4   LIMITATIONS ON INDEMNIFICATION.
                   ------------------------------

          (a) Except as set forth herein, the Partnership and the Partners shall not be responsible to Buyer with respect to any Claims as to which Buyer is otherwise entitled to indemnity under Section 7.1 unless and until the aggregate amount of such Claims exceeds $450,000. If the aggregate amount of such Claims exceeds $450,000, the Partnership and the Partners shall be liable for such Claims to the extent the aggregate amount of such Claims exceeds $450,000; provided, however, that individual Claims of $5,000 or less shall not be included in such $450,000 minimum and the Partnership and Partners shall not be liable therefor. Claims under Section 2.14(c)(ii), 3.2(a), 3.2(g) and 3.13; Claims for Partnership Liabilities and Claims for dividends or other payments to the stockholders of HSS in excess of those allowed under Section 6.1(q) are not subject to the limitations of this
     Section 7.4.

          (b) To the knowledge of Buyer, the representations and warranties concerning the Partners, the Partnership and the Companies made in this Agreement are true and correct. Buyer hereby agrees that, to the extent any such representation or warranty herein is, to the actual knowledge of Buyer, untrue or incorrect, if Buyer still elects to close, (i) Buyer will have no rights under this Agreement to the extent of such untruth or inaccuracy and (ii) any such representation or warranty shall be deemed to be amended to the extent necessary to render it consistent with such actual knowledge of Buyer.

          (c) Any payment made by an indemnifying party to an indemnified party pursuant to this Article VII in respect of any claim shall be net of any insurance proceeds realized by and paid to the indemnified party in respect of such claim and (ii) shall be reduced by an amount equal to any tax benefits attributable to such claim. The indemnified party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Article VII. The indemnifying party shall be subrogated to all rights of the indemnified party in respect of any loss borne by the indemnifying party.

          (d) No indemnified party shall be entitled to recover from an indemnifying party for any losses, costs, expenses, or damages as to which indemnification is provided under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney fees, suffered by such party, except in the case of fraud by an indemnifying party; and subject to the foregoing, each party hereto waives any right to recover punitive, special, exemplary and consequential damages arising in connection with or with respect to the indemnification provisions hereof.

          (e) Each person or entity entitled to indemnification hereunder shall take all reasonable steps to mitigate all losses, costs, expenses and damages after obtaining knowledge of any event which could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.

          (f) Notwithstanding anything in this Agreement to the contrary, the Partnership and the Partners shall not be responsible for any liability or obligation resulting from the failure of Buyer or the Companies to comply with applicable law or the rights of third parties after the Closing even if the Companies are operated after the Closing in the same manner in which the Companies were operated prior to Closing.

          (g) Subject to Section 8.4 and except in the case of fraud by an indemnifying party, the sole recourse and exclusive remedy of Buyer pursuant to this Agreement (other than the Partnership Liabilities) shall be to assert a claim against the escrow provided for pursuant to the Escrow Agreement and Buyer shall not be entitled to assert any claims directly against the Partnership or any of the Partners.

          (h) The indemnifications under this Article VII shall be sole and exclusive remedies of the parties hereto, each against the other, with respect to matters arising under this Agreement, of any kind or nature, or relating to the Companies. Each party hereby waives and releases any other rights, remedies, causes of action or claims that they have or that may arise against the other with respect to matters arising under this Agreement, of any kind or nature, or relating to the Companies.

     SECTION 7.5   TIME TO ASSERT CLAIMS.  Claims for indemnification hereunder
                   ---------------------
must be asserted within the following time limits: (i) Claims that can be discovered through an audit of the Companies must be asserted no later than December 31, 1998; and (ii) all other Claims must be asserted no later than the second anniversary of the Closing Date. Any matters as to which a Claim has been asserted on or before the applicable deadline shall continue to be covered by Section 7.1, until finally terminated or resolved.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1   SURVIVAL.  The several representations and warranties of the
                   --------
parties contained in or made pursuant to this Agreement shall be deemed to have been made on and as of the Closing and shall remain operative and in full force and effect as set forth in Section 7.5, regardless of any investigation or statement as to the results thereof, made by or on behalf of any such party. Except for the provisions of Articles VII, and Sections 8.6, 8.7, 8.9, 8.12 and 8.14, inclusive, of this Agreement, the several covenants and agreements of the parties contained in this Agreement shall expire on the Closing Date and, except for the provisions of Sections 8.3, 8.4, 8.6, 8.7, 8.9, and 8.12, inclusive, of this Agreement, the several covenants and agreements of the parties contained in this Agreement shall expire on the termination or abandonment of this Agreement.

     SECTION 8.2   TERMINATION OF TRANSACTIONS.  The transactions contemplated
                   ---------------------------
hereby may be abandoned, and this Agreement terminated, upon notice, at any time after the date of this Agreement, but not later than the Closing, by:

          (a) The mutual consent of the Partnership and Buyer; or

          (b) Buyer, if Holdings, the Partnership or any Partner is in breach of any of its representations, warranties, covenants or agreements under this Agreement in any material respect; or

          (c) The Partnership, if Buyer is in breach of any of its representations, warranties, covenants or agreements under this Agreement in any material respect; or

          (d) The Partnership or Buyer if the Closing has not occurred on or before October 29, 1997; or

          (e) Buyer, within five days after Buyer's receipt of the Latest Balance Sheet, if the Latest Balance Sheet Date Net Worth (as defined below), as shown on the Latest Balance Sheet, is less than $9,050,000; or

          (f) Buyer, within five days after Buyer's receipt of the Latest Balance Sheet, if the Latest Balance Sheet Date Working Capital (as defined below), as shown on the Latest Balance Sheet, is less than $39,570,000; or

          (g) Buyer, to the extent that the aggregate indebtedness of the Companies as of Closing is greater than $40,000,000.

For purposes of clause (e) above, "Latest Balance Sheet Date Net Worth" is defined to mean the excess of (1) the Companies' total assets as shown on the Latest Balance Sheet, calculated on a consolidated basis in accordance with GAAP, over (2) the Companies' total liabilities as shown on the Latest Balance Sheet, calculated on a consolidated basis in accordance with GAAP; provided that Latest Balance Sheet Date Net Worth shall be adjusted to a FIFO basis by adding back LIFO reserves less tax liabilities on such reserves (using an assumed tax rate of 40%).

For purposes of clause (f) above, "Latest Balance Sheet Date Working Capital" is defined to mean (i) the excess of (1) the Companies' current assets as shown on the Latest Balance Sheet, calculated on a consolidated basis in accordance with GAAP, over (2) the Companies' current liabilities as shown on the Latest Balance Sheet, calculated on a consolidated basis in accordance with GAAP, plus (ii) the
                                                                   ----
amount by which the indebtedness for borrowed money of the Companies as of the Latest Balance Sheet Date is less than (or minus the amount by which it is greater than) the indebtedness for borrowed money of the Companies as of the Balance Sheet Date, plus (iii) $780,000; provided that (x) Latest Balance Sheet Date Working Capital shall be adjusted to a FIFO basis by adding back LIFO reserves less tax liabilities on such reserves (using an assumed tax rate of 40%), and (y) all indebtedness for borrowed money of the Companies shall be treated as non-current liabilities.

     SECTION 8.3   EFFECT OF TERMINATION OR ABANDONMENT.   If for any reason
                   ------------------------------------
the transactions contemplated hereby are terminated or abandoned pursuant to
Section 8.2 hereof, all written schedules and other information and all copies of material from the books and records of any party heretofore furnished to any other party shall be returned promptly to the party furnishing the same. Termination of this Agreement shall terminate all obligations of the parties hereunder except for the obligations under Sections 3.8, 3.13, 5.2, Article VII, Sections 8.2, 8.3, 8.4, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.14 and 8.15.

     SECTION 8.4   LIABILITIES.   In the event this Agreement is terminated and
                   -----------
the contemplated transactions are abandoned pursuant to Section 8.2 hereof, no party hereto shall have any duty or liability to the other either for costs, expenses, loss of anticipated profits or otherwise, except as set forth in this
Section 8.4. If Buyer elects not to proceed with Closing because (x) the Partnership has delivered updated Schedules to this Agreement that have been revised to contain matters that should have been disclosed on the Schedules delivered upon the execution of this Agreement, and (y) in the absence of such updates to the Schedules, the representations and warranties of Holdings, the Partnership and the Partners in this Agreement would not be true and accurate in all material respects on the date made and on and as of the Closing, then the

Partnership and Partners shall reimburse Buyer for the following expenses: (i) Buyer's HSR Act filing fee, (ii) fees, costs and expenses incurred by Buyer in connection with environmental investigations, survey and title work from and after the execution date of this Agreement and (iii) lender fees, costs and expenses incurred by Buyer in obtaining financing for the transactions contemplated hereunder from and after the execution date of this Agreement; provided, however, that the reimbursement obligation pursuant to (ii) and (iii) above shall not exceed $150,000 and shall be in addition to the reimbursement obligation pursuant to (i) above.

     SECTION 8.5   ASSIGNMENT.  Except as expressly contemplated herein, (a)
                   ----------
none of Holdings, the Partnership or any Partner may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of Buyer, and (b) Buyer may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Partnership, except that (i) Buyer may assign its rights (but not its obligations) hereunder to a wholly-owned subsidiary of Buyer and (ii) Buyer may assign to its lenders, or create a security interest in favor of its lenders in, Buyer's rights and interests under this Agreement, in each case without the prior written consent of Holdings, the Partnership or the Partners. Notwithstanding the foregoing, Buyer understands and agrees that in the event of the Share Purchase, the Partnership will be liquidated immediately following the Closing and that as a result, among other things, the One Day Note will be distributed to the Partnership's partners (pro rata based on their percentage interests in the Partnership).

     SECTION 8.6   FURTHER ASSURANCES.   From time to time prior to, at and
                   ------------------
after the Closing, the Partnership, the Partners, Holdings and Buyer will and will cause their respective partners, directors and officers to execute all such instruments and take all such actions as the Partnership, the Partners, Buyer or Holdings, being advised by counsel, shall reasonably request in connection with the carrying out and effectuating of the intent and purpose hereof and all transactions and things contemplated by this Agreement including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

     SECTION 8.7   NOTICES.   All notices, demands and other communications
                   -------
which may or are required to be given hereunder or with respect hereto shall be given by the Partnership on behalf of Holdings, the Partnership or the Partners, and by Buyer on behalf of itself. All such notices, demands and other communications shall be in writing, shall be given either by personal delivery or by nationally recognized overnight courier or by telecopier, and shall be deemed to have been given or made when personally delivered, one business day after delivered to a nationally recognized overnight courier, postage prepaid and receipt requested, or one business day after transmission by telecopier, receipt confirmed, addressed as follows:

          (i)  If to Buyer:

               C.D. Smith Drug Company
               3907 South 48th Terrace
               St. Joseph, MO 64503
               Attention: Robert C. Farley
               Fax: (816) 232-2187

               with a copy to:

               Blackwell Sanders Matheny Weary Lombardi LLP
               Two Pershing Square
               2300 Main Street, Suite 1100
               Kansas City, MO 64108
               Attention: Merry Evans, Esq.
               Fax: (816) 983-9160

     or to such other address as Buyer may from time to time designate by notice to Holdings and the Partnership;

          (ii) If to the Partnership or the Partners:

               c/o Sidney Gimbel
               10155 Collins Avenue, PH 7
               Bal Harbour, FL  33154

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Attention: Sanford E. Perl, Esq.
               Fax: (312) 861-2200

     or to such other address as Holdings and the Partnership may from time to time designate by notice to Buyer.

     SECTION 8.8   ENTIRE AGREEMENT.   This Agreement constitutes the entire
                   ----------------
agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.

     SECTION 8.9   RULES OF CONSTRUCTION.   This Agreement shall be construed
                   ---------------------
as follows:

          (a) except as otherwise defined in this Agreement, words shall be given their commonly understood meaning in agreements of this nature, except that accounting terms shall be given the meaning ascribed thereto by generally accepted accounting principles and interpretations;

          (b) this Agreement has been negotiated on behalf of the parties hereto with the advice of counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision shall be applied in construction of this Agreement;

          (c) the captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement;

          (d) throughout this Agreement, the masculine, feminine or neuter genders shall be deemed to include the masculine, feminine and neuter, and the singular and plural, and vice versa; and

          (e) any information set forth in any Schedule attached to this Agreement which is apparent on its face as being applicable to any other Schedule to this Agreement shall be considered to have been set forth in such other Schedule.

     SECTION 8.10  LAW GOVERNING.   This Agreement shall be governed by and
                   -------------
construed and enforced in accordance with the laws of the State of Illinois, but not including the choice of law rules thereof.

     SECTION 8.11  WAIVER OF PROVISIONS.   The terms, covenants,
                   --------------------
representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any provision, term covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     SECTION 8.12  SUCCESSORS.   All of the terms and conditions of this
                   ----------
Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer, Holdings the Partnership and the Partners. For the purpose of this Agreement, the term "successors" shall include but not be limited to heirs, legatees and devisees.

     SECTION 8.13  COUNTERPARTS.   This Agreement may be executed in several
                   ------------
counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart.

     SECTION 8.14  PUBLIC STATEMENTS OR RELEASES.   Holdings, the Partnership,
                   -----------------------------
the Partners and Buyer each agree not to make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the terms, conditions and status of, the transactions provided for in this Agreement, without first attempting to the extent reasonably possible (and in all cases with regard to written matters) to clear such announcement, statement, acknowledgment or revelation with the other parties hereto. Each party agrees that it will not unreasonably withhold any such consent or clearance from another party.

     SECTION 8.15  SEVERABILITY.   In the event that any provision in this
                   ------------
Agreement be held invalid or unenforceable, by a court of competent jurisdiction, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such provision goes to the essence of this Agreement in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

     SECTION 8.16  NO THIRD PARTY BENEFICIARIES.   This Agreement and the
                   ----------------------------
obligations of the parties hereunder shall operate exclusively for the benefit of the parties executing this Agreement and their permitted successors and assigns and not for the benefit of any other person or entity, including, without limitation, any other shareholder, partner, creditor, employee or former employee of any of the parties hereto and no such person or entity shall have any rights or remedies hereunder.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this day, month and year first above written.


                              C.D. SMITH DRUG COMPANY


                              By: /s/ Robert C. Farley
                                 -----------------------------------------------
                              Name: Robert C. Farley
                              Title: Chairman


                              G.D. HOLDINGS OF DELAWARE, INC.


                              By: /s/ Sidney Gimbel
                                 -----------------------------------------------
                              Name: Sidney Gimbel
                              Title: President


                              GIMBEL INVESTOR GROUP, L.P. by Sidney Gimbel, a General Partner


                              By: /s/ Sidney Gimbel
                                 -----------------------------------------------
                              Name: Sidney Gimbel
                              Title: General Partner

                              PARTNERS:


                              /s/ Sidney Gimbel
                              --------------------------------------------------
                              Sidney Gimbel


                              /s/ Stuart Gimbel
                              --------------------------------------------------
                              Stuart Gimbel


                              RESCAP CORPORATION


                              By: /s/ Leone J. Reschke
                                 -----------------------------------------------
                              Name: Leone J. Reschke
                              Title: President

                             ACQUISITION AGREEMENT

                           DATED SEPTEMBER 11, 1997

                                 BY AND AMONG

                            C.D. SMITH DRUG COMPANY

                        GD HOLDINGS OF DELAWARE, INC.,

                          GIMBEL INVESTOR GROUP, L.P.

                                      AND

                CERTAIN PARTNERS OF GIMBEL INVESTOR GROUP, L.P.

                                SIGNATURE PAGE

          IN WITNESS WHEREOF, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby severally executes the Acquisition Agreement, dated September 11, 1997, by and among C.D. Smith Drug Company, GD Holdings of Delaware, Inc., Gimbel Investor Group, L.P. and certain Partners of Gimble Investor Group, L.P. (the "Acquisition Agreement" ) and agrees to become a party to and to be bound as a "Partner" for all purposes under the Acquisition Agreement to the same extent as if the undersigned were an original party thereto. The undersigned agrees that a pro rata portion of his, her or its proceeds pursuant to the Acquisition Agreement shall be (1) deposited in escrow pursuant to that certain Escrow Agreement attached as an exhibit to the Acquisition Agreement to the same extent as the deposits into such escrow are made by the other Partners (as defined in the Acquisition Agreement) and (2) used to pay the Partnership's sale expenses.

          Intending to be legally bound, the undersigned hereby executes this Signature Page as of this 17-22nd day of September and 1-3 of October, 1997.


                         Signature:   /s/ Bruce L. Glover
                                      ------------------------------------------
                              Name:   Bruce L. Glover

                         Signature:   /s/ Ernest A. Kaplan
                                      ------------------------------------------
                              Name:   Ernest A. Kaplan

                         Signature:   /s/ Larry Robinson  /s/ Marilyn Robinson
                                      ------------------------------------------
                              Name:   Larry Robinson      Marilyn Robinson

                         Signature:   /s/ Cheryl Fey TTE   /s/ Clint Fey TTE
                                      ------------------------------------------
                              Name:   Cheryl Fey, TTE      Clint Fey TTE

                         Signature:   /s/ Cynthia L. Brudnick
                                      ------------------------------------------

                              Name:   Cynthia L. Brudnick

                          Signature:  /s/ Richard Brudnick
                                      ------------------------------------------
                              Name:   Richard Brudnick

                         Signature:   /s/ William Brudnick
                                      ------------------------------------------
                              Name:   William Brudnick

                         Signature:   /s/ Stuart Gimbel
                                      ------------------------------------------
                              Name:   Stuart Gimbel

                         Signature:   /s/ Edward Fox
                                      ------------------------------------------
                              Name:   Edward Fox

                         Signature:   /s/ Michael Kriozere
                                      ------------------------------------------
                              Name:   Michael Kriozere

                         Signature:   /s/ Michael Kriozere - Defined Benefit
                                      ------------------------------------------
                                      Pension Plan
                                      ------------------------------------------
                              Name:   Michael Kriozere

                         Signature:   /s/ Sidney L. Gimbel
                                      ------------------------------------------
                              Name:   Sidney L. Gimbel

                         Signature:   /s/ Sidney L. Gimbel, Trustee of the
                                      ------------------------------------------
                                      Barry Gimbel Trust
                                      ------------------------------------------
                             Name:    Sidney L. Gimbel, Trustee of the Barry
                                      Gimbel Trust

                        Signature:    /s/ Sidney L. Gimbel, Trustee of the
                                      ------------------------------------------
                                      Bruce Gimbel Trust
                                      ------------------------------------------
                             Name:    Sidney L. Gimbel, Trustee of the Bruce
                                      Gimbel Trust

                        Signature:    /s/ Sidney L. Gimbel, Trustee of the
                                      ------------------------------------------
                                      Robert Evans Trust
                                      ------------------------------------------
                             Name:    Sidney L. Gimbel, Trustee of the Robert
                                      ------------------------------------------
                                      Evans Trust

                        Signature:    /s/ Ann Wolk Krouse
                                      ------------------------------------------
                             Name:    Ann Wolk Krouse

                        Signature:    /s/ Arnold B. Rubenstein MD
                                      ------------------------------------------
                             Name:    Arnold B. Rubenstein MD

                        Signature:    /s/ Arnold B. Rubenstein
                                      ------------------------------------------
                             Name:    Arnold B. Rubenstein for GA Urol. Profit
                                      Sharing Plan
                                      ------------------------------------------
                        Signature:    /s/ Julius M. Sarnat
                                      ------------------------------------------
                             Name:    Julius M. Sarnat

                        Signature:    /s/ Sheldon R. Nissen
                                      ------------------------------------------
                             Name:    Sheldon R. Nissen for Sheldon R. Nissen
                                      Retirement Plan & Trust

                        Signature:    /s/ Lee Gimbel
                                      ------------------------------------------
                             Name:    Lee Gimbel

                        Signature:    /s/ Jeffrey L. Bernstein
                                      ------------------------------------------
                             Name:    Jeffrey L. Bernstein

                        Signature:    /s/ Albert Byster
                                      ------------------------------------------
                             Name:    Albert Byster

                        Signature:    /s/ Morton B. Rubenstein
                                      ------------------------------------------
                             Name:    Morton B. Rubenstein

                        Signature:    /s/ Sherwin G. Kite
                                      ------------------------------------------
                             Name:    Sherwin G. Kite Trustee

                        Signature:    /s/ Stuart Kobrovsky
                                      ------------------------------------------
                             Name:    Stuart Kobrovsky

                        Signature:    /s/ R.A. Hirschmann
                                      ------------------------------------------
                             Name:    R.A. Hirschmann

                        Signature:    /s/ Leone J. Reschke
                                      ------------------------------------------
                             Name:    Leone J. Reschke

                        Signature:    /s/ Sheldon Pekin
                                      ------------------------------------------
                             Name:    Sheldon Pekin

                        Signature:    By F&K, Inc. Jeffrey A. Krause,  Pres.
                                      ------------------------------------------
                             Name:    Jeffrey A. Krause

                        Signature:    /s/  H. Jablin
                                      ------------------------------------------
                             Name:    H. Jablin

                        Signature:    /s/ Edward B. Smith, Jr.
                                      ------------------------------------------
                             Name:    Edward B. Smith, Jr.

                        Signature:    /s/ Marvin B. Brooks, M.D.
                                      ------------------------------------------
                             Name:    Marvin B. Brooks, M.D.

                        Signature:    /s/ Ronald A. Fragen
                                      ------------------------------------------
                             Name:    Ronald A. Fragen

                        Signature:    /s/ Leonard S. Goldstein, TTee dated
                                      ------------------------------------------
                                      11/13/95
                                      ------------------------------------------
                             Name:    Leonard S. Goldstein

                        Signature:    /s/ Phillip Giannino
                                      ------------------------------------------
                             Name:    Phillip Giannino

                        Signature:    /s/ Ronald A. Fragen MD Trustee Ronald
                                      ------------------------------------------
                                      A. Fragen MD Inc. Profit Sharing Plan
                                      ------------------------------------------
                             Name:    Ronald A. Fragen

                        Signature:    /s/ Seymour Stoller
                                      ------------------------------------------
                             Name:    Seymour Stoller

                        Signature:    /s/ Joseph R. Harris
                                      ------------------------------------------
                             Name:    Joseph R. Harris

                        Signature:    /s/ John Korff
                                      ------------------------------------------
                             Name:    John Korff

                        Signature:    /s/ Alan Yurman
                                      ------------------------------------------
                             Name:    Alan Yurman

                        Signature:    /s/ Neil Allen M.D.
                                      ------------------------------------------
                             Name:    Neil Allen M.D.

                        Signature:    /s/ Edward A. Fox
                                      ------------------------------------------
                             Name:    Edward A. Fox

                        Signature:    /s/ Sherryl A. Fox
                                      ------------------------------------------
                             Name:    Sherryl A. Fox

                        LIST OF EXHIBITS AND SCHEDULES
                        ------------------------------

EXHIBITS
--------

1.3(c)        Escrow Agreement
6.1(w)        Employment Agreements

SCHEDULES
---------

1.1           Partnership's Related Assets and Liabilities
2.1           Subsidiaries or Other Interests
2.5           Consents and Approvals
2.6(b)        Year-End Adjustments Not Included on Interim Financial Statements
2.7           Certain Changes
2.8           Undisclosed Liabilities
2.9           Inventory
2.11(a)(i)    Employment Agreements
2.11(a)(ii)   Collective Bargaining Agreements
2.11(b)       Employees
2.11(c)       Severance Pay
2.11(d)       Employee Benefit Plans
2.11(g)       Multiemployer Plans
2.11(j)       Acceleration of Benefits, etc.
2.11(k)       Terminated Plans
2.11(m)       Plan Assets
2.12          Litigation
2.13          Permits
2.14(c)       Tax Audit
2.15          Indebtedness
2.16          Banks
2.17          Contracts
2.18          Real Property
2.21          Labor Matters
2.22          Conflicts of Interest
2.23          Patents, Trademarks, Miscellaneous Intellectual Property
2.24          Insurance Coverage
2.25          Customers
2.26          Suppliers
3.1           Permitted Capital Expenditures
3.2           Permitted Actions
5.6           Existing Bonus Commitments, etc.
6.2(o)        Terminated Guarantees and Contractual Obligations